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                                                                     Exhibit 4.5

        BANK LEUMI USA                              BANK HAPOALIM B.M.
       564 Fifth Avenue                        1177 Avenue of the Americas
      New York, NY 10021                         New York, New York 10036

                                                 As of July 31, 2006
Delta Galil USA Inc.
150 Meadowlands Parkway
Secaucus, New Jersey 07094

Ladies and Gentlemen:

         Reference is made to that certain Second Amended and Restated Credit and Security Agreement, dated as of December 9, 2004, among Delta Galil USA Inc., a Delaware corporation having an office at 150 Meadowlands Parkway, Secaucus, New Jersey 07094 (the "Borrower"), Bank Leumi USA, a New York banking corporation as agent for the Banks party thereto (the "Agent"), having an office at 564 Fifth Avenue, New York, New York 10036, and each of the Persons named in
Schedule 1.1 annexed thereto (each a "Bank" and collectively, the "Banks"), as amended by Amendment No. 1 thereto, dated as of January 12, 2006 and Amendment No. 2 thereto, dated as of May 9, 2006 (as so amended and as further amended by the terms of this Amendment No. 3, the "Credit Agreement").


         Pursuant to the Credit Agreement, the Borrower executed a Term Note in favor of the Agent, as agent for the Banks, in the principal sum of $70,000,000 and a Third Amended and Restated Revolving Note in favor of the Agent, as agent for the banks, in the principal sum of $60,000,000. The Borrower has requested, and the Banks have agreed, to amend the Credit Agreement on the terms set forth herein.

         Accordingly, the parties hereby agree as follows:


    1. CAPITALIZED TERMS. Capitalized terms used in this letter agreement (this "Amendment No. 3") and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.

    2. AMENDMENTS TO THE CREDIT AGREEMENT. Upon fulfillment of the conditions specified in Paragraph 8 hereof (the "Effective Date"), the Credit Agreement is hereby amended as follows:

          (a) The third and fourth sentences of Section 2.4.2 of the Credit Agreement are hereby deleted in their entirety and are replaced as follows:

          "The principal amount of the Term Loan shall be repaid by the Borrower to the Agent, as agent for the Banks, in twenty (20) consecutive quarterly installments due and payable on


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the first day of each March, June, September and December commencing March 2005.
Each such installment shall be in the principal amount of $1,937,500, except for the last installment due on December 1, 2009, when the entire unpaid balance and interest accrued thereon shall be due and payable."

          (b) Section 7.1.2 of the Credit Agreement is hereby amended by adding the following proviso to the end of such Section:

          "PROVIDED, HOWEVER, within sixty (60) days after the end of the Borrower's fiscal six (6) month period ending as of June 30, 2006, the Borrower shall provide (i) consolidated and consolidating statements of income, profits and losses, and retained earnings of the Loan Parties for such period (as detailed above), (ii) consolidated and consolidating balance sheets of the Loan Parties for such period (as detailed above), (iii) consolidated and consolidating operating statements for the Loan Parties for such period (as detailed above) and (iv) a letter from the independent accountants of Delta Galil certifying that the financial information referenced in (i) through (iii) above have been consolidated into Delta Galil's financial statements for such time period without any reservations and such action has been confirmed by Delta Galil;"

          (c) The last clause (beginning after the phrase "Seventy Million ($70,000,000) Dollars,") of the first paragraph of the form of Term Note annexed to the Credit Agreement as EXHIBIT C is hereby deleted in its entirety and amended to read as follows:

     "in twenty (20) equal consecutive quarterly installments, each in the principal amount of One Million Nine Hundred Thirty-Seven Thousand Five Hundred ($1,937,500) Dollars, commencing on the first day of March 2005, and thereafter on the first day of June, September, December and March, except for the last installment due on December 1, 2009, when the entire unpaid balance and interest accrued thereon shall be due and payable."

    3. PREPAYMENT. Concurrently with the execution and delivery of this Amendment No. 3, Borrower shall prepay a portion of the principal sum of the Term Loan then outstanding in the amount equal to $750,000, such prepayment to be applied to the final installment due on the Term Note. Accordingly, following the application of such prepayment, the Term Note is hereby deemed amended to read consistent with the amendments to the form of Term Note annexed to the Credit Agreement as EXHIBIT C effectuated pursuant to this Amendment No. 3.

    4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment No. 3):

          (a) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment No. 3.

          (b) This Amendment No. 3 has been duly executed and delivered by the Borrower and the consent attached hereto has been duly executed and delivered by each



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Guarantor. This Amendment No. 3 and the Credit Agreement (as amended by this
Amendment No. 3) hereby constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

          (c) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization of any governmental authority is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment No. 3 other than any such consent, approval, license or authorization which has been obtained and remains in full force and effect or where the failure to obtain such consent, approval, license or authorization which has been obtained and remains in full force and effect.

          (d) After giving effect to this Amendment No. 3, the Borrower is in compliance with all of the various covenants and agreements set forth in the Credit Agreement and each of the other Loan Documents.

          (e) After giving effect to this Amendment No. 3, no event has occurred and is continuing which constitutes a Default or an Event of Default.

          (f) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to a specified date, in which case such are true and correct in all material respects as of the specific date to which such representations and warranties relate.

    5. CONTINUANCE. The Credit Agreement and the other Loan Documents (including the Term Note) are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that after giving effect to this Amendment No. 3, all references in the Credit Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment No. 3.

    6. PAYMENT OF COSTS. Concurrently with its execution and delivery of this Amendment No. 3, the Borrower shall pay to the Bank all costs and expenses (including attorneys' fees and disbursements) incurred by the Bank in connection with the preparation, execution and delivery of this Amendment No. 3 and related documents.

    7. COUNTERPARTS. This Amendment No. 3 may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by facsimile shall be effective as delivery of a manually executed signature page hereto.


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    8.     CONDITIONS PRECEDENT. The obligation of the Banks to execute and deliver this Amendment No. 3 is conditioned upon receipt by the Banks of (i) this Amendment No. 3 executed by all of the parties hereto, (ii) the Consent attached hereto executed by each Guarantor, (iii) $750,000 from the Borrower, which amount shall then be applied as a prepayment of the amount outstanding under the Term Loan, and (iv) payment of all outstanding legal fees and disbursements of Warshaw Burstein Cohen Schlesinger & Kuh, LLP in connection with the preparation of this Amendment No. 3.

    9. GOVERNING LAW/ENTIRE AGREEMENT. This Amendment No. 3 shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof). This Amendment No. 3 contains the entire agreement of the parties with respect to the subject matter contained herein and may not be amended or modified except pursuant to a written instrument executed by the party sought to be bound thereby.


    10. MODIFICATIONS. This Amendment No. 3 cannot be amended, terminated or modified, except pursuant to a writing executed by all parties to this Amendment No. 3.



                           [SIGNATURE PAGE TO FOLLOW]



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         If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.



                                            Very truly yours,

                                            BANK LEUMI USA


                                            By: /s/ Michaela Klein
                                                -----------------------------
                                                 Name: Michaela Klein
                                                 Title: Senior Vice President


                                            By: /s/ Yuval Talmy
                                                -----------------------------
                                                 Name: Yuval Talmy
                                                 Title: First Vice President


                                            BANK HAPOALIM, B.M.


                                            By: /s/ Gabi Hamanai
                                                -----------------------------
                                                Name: Gabi Hamanai
                                                Title: First Vice President


                                            By: /s/ Mickey Berger
                                                -----------------------------
                                                Name: Mickey Berger
                                                Title: Vice President
AGREED TO:

DELTA GALIL USA INC.


By: /s/ Poincia Vendryes
   -----------------------
Name: Poincia Vendryes
Title: Controller


By: /s/ Steven Lockcuff
   ----------------------
Name: Steven Lockcuff
Title: Vice President for Finance and Secretary


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AGREED TO AS TO PARAGRAPH 2(b) ONLY:

DELTA GALIL INDUSTRIES LTD.


By:/s/ Aviram Lahav
   -------------------------
Name:  Aviram Lahav
Title: Chief Executive Officer


By:/s/ Yossi Hajaj
   -------------------------
Name:  Yossi Hajaj
Title: Chief Financial Officer


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                                     CONSENT

Each of the undersigned hereby confirms that:

         It is fully informed as to the amendment, dated as of even date herewith ("Amendment No. 3") to the Second Amended and Restated Credit and Security Agreement, dated as of December 9, 2004 (the "Credit Agreement"), as amended by Amendment No. 1 thereto, dated as of January 12, 2006 and Amendment No. 2 thereto, dated as of May 9, 2006. Capitalized terms used herein and not defined shall have the meanings defined in the Credit Agreement.

         Each is a Guarantor and has executed and delivered a guarantee in favor of the Banks, wherein and whereby, the undersigned, among other things, unconditionally guaranteed to the Banks payment when due, whether by acceleration or otherwise of any and all Obligations of the Borrower to the Banks, including interest and attorneys' fees, costs and expenses of collection incurred by the Banks in enforcing any of the Obligations (individually a "Guarantee" and collectively, the "Guarantees"). The Delta Galil Guarantees are part of the Guarantees.

         Notwithstanding Amendment No. 3 and the effectiveness of the agreements contained therein, each Guarantee is in full force and effect, has not been terminated, rescinded, amended or modified, and the undersigned has no defenses or offsets with respect to its obligations to the Banks under its Guarantee.

         Each Bank shall have the right to proceed under any or all of such Guarantees at any time or from time to time.


Dated as of:  July 31, 2006


AUBURN HOSIERY MILLS, INC.                   BURLEN CORP.


By: /s/ Steven Lockcuff                      By: /s/ Steven Lockcuff
    --------------------                         --------------------
Name: Steven Lockcuff                        Name: Steven Lockcuff
Title: Treasurer and Secretary               Title: Vice President, Treasurer
                                             and Assistant Secretary


DELTA GALIL INDUSTRIES LTD.


By:/s/ Aviram Lahav
   -------------------------
Name:  Aviram Lahav
Title: Chief Executive Officer


By:/s/ Yossi Hajaj
   -------------------------
Name:  Yossi Hajaj
Title: Chief Financial Officer